EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

333-208601, effective May 11, 2016; File No. 333-153062, effective September 26, 2008; File No. 333-147436, effective December 20, 2007; File No. 333-121563, effective January 21, 2005) and Form S-8 (File No. 333-184581, effective October 24, 2012; File No. 333-171952, effective January 28, 2011; File No. 333-160403, effective July 1, 2009; File No. 333-153595, effective September 19, 2008; File No. 333-133001, effective April 5, 2006; File No. 333-70838, effective October 3, 2001; File No. 333-49396, effective November 6, 2000) of our report dated April 1, 2019, with respect to the consolidated balance sheets of iSign Solutions Inc. and subsidiary as of December 31, 2018 and 2017, and the related consolidated statements of operations, comprehensive loss, changes in deficit, and cash flows for each of the fiscal years in the two-year period ended December 31, 2018, which report appears in the December 31, 2018 annual report on Form 10-K of iSign Solutions Inc.

/s/ Armanino LLP

Armanino LLP
San Ramon, California

April 1, 2019